As filed with the Securities and Exchange Commission on May 31, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONOSITE, INC.
(Exact name of Registrant as specified in its charter)

Washington	91-1405022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21919 30th Drive SE
Bothell, Washington 98021-3904
(Address of principal executive offices, including zip code)

SONOSITE, INC. 1998 STOCK OPTION PLAN
(Full title of the plan)

KEVIN M. GOODWIN
President and Chief Executive Officer
SonoSite, Inc.
21919 30th Drive SE
Bothell, Washington 98021-3904
(425) 951-1200
(Name, address and telephone number, including area code, of agent for service)

Copy to:

STEPHEN M. GRAHAM
Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, Washington 98104

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share, subject to unexercised options granted under the 1998 Plan	40,425 shares	$18.51	(2)	$748,267	$69

Common Stock, $0.01 par value per share, authorized but not granted under the 1998 Plan	459,575 shares	$15.93	(3)	$7,321,030	$674

TOTAL	500,000 shares			$8,069,297	$743

(1)
This registration statement shall also cover any additional shares of common stock that may become issuable under the 1998 Plan being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)
Pursuant to Rule 457(h) under the Securities Act of 1933, the computation is based on the weighted average exercise price per share of $18.51 as to outstanding but unexercised options to purchase an aggregate of 40,425 shares of common stock granted under the 1998 Plan.

(3)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on May 30, 2002.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 is being filed by SonoSite, Inc. for the purpose of registering an additional 500,000 shares of common stock, par value $0.01, to be issued pursuant to the SonoSite, Inc. 1998 Stock Option Plan, as amended and restated on February 13, 2002, or the 1998 Plan. The contents of SonoSite’s registration statement on Form S-8 (No. 333-82739) relating to the 1998 Plan, filed on July 13, 1999, are incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.

Item 8.    EXHIBITS

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the registrant, regarding the legality of the common stock being registered

10.1
SonoSite, Inc. 1998 Stock Option Plan, as amended and restated on February 13, 2002 (incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q for the period ended March 31, 2002, filed on May 13, 2002)

23.1	Consent of KPMG LLP, Independent Auditors

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 31st day of May, 2002.

SONOSITE, INC.

By:	/S/ KEVIN M. GOODWIN
Kevin M. Goodwin President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin M. Goodwin and Michael J. Schuh, or either of them, his attorneys-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 31st day of May, 2002.

Signature	Title

/S/ KEVIN M. GOODWIN Kevin M. Goodwin	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL J. SCHUH Michael J. Schuh	Vice President-Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/S/ KIRBY L. CRAMER Kirby L. Cramer	Chairman of the Board

/S/ EDWARD V. FRITZKY Edward V. Fritzky	Director

/S/ STEVEN R. GOLDSTEIN, M.D. Steven R. Goldstein, M.D.	Director

/S/ ERNEST MARIO, PH.D Ernest Mario	Director

/s/ William G. Parzybok, Jr. William G. Parzybok, Jr.	Director

/S/ JEFFREY PFEFFER, PH.D. Jeffrey Pfeffer, Ph.D.	Director

Jacques Souquet, Ph.D.	Director

/S/ RICHARD S. SCHNEIDER, PH.D. Richard S. Schneider, Ph.D.	Director

/S/ DENNIS A. SARTI, M.D. Dennis A. Sarti, M.D.	Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the registrant, regarding the legality of the common stock being registered

10.1
SonoSite, Inc. 1998 Stock Option Plan, as amended and restated on February 13, 2002 (incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q for the period ended March 31, 2002, filed on May 13, 2002)

23.1	Consent of KPMG LLP, Independent Auditors

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)